Exhibit (m)(8)

SCHEDULE A

to

PACIFIC SELECT FUND SERVICE PLAN

(Between Pacific Select Fund and Pacific Select Distributors, Inc.)

Portfolios – Class I Shares Only

U.S. Fixed Income Funds:

Diversified Bond Portfolio

Floating Rate Income Portfolio

Floating Rate Loan Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Inflation Strategy Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

Core Income Portfolio

Non-U.S. Fixed Income Fund:

Emerging Markets Debt Portfolio

U.S. Equity Funds:

American Funds® Growth Portfolio

American Funds® Growth-Income Portfolio

Comstock Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Long/Short Large-Cap Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Equity Portfolio

Small-Cap Growth Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Sector Funds:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Non-U.S. Equity Funds:

Emerging Markets Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Schedule A to the Pacific Select Fund Service Plan

Alternative Strategies Funds:

Currency Strategies Portfolio

Global Absolute Return Portfolio

Precious Metals Portfolio

Absolute Return Portfolio

Equity Long/Short Portfolio

Asset Allocation/Balanced Funds:

American Funds® Asset Allocation Portfolio

Pacific Dynamix – Conservative Growth Portfolio

Pacific Dynamix – Moderate Growth Portfolio

Pacific Dynamix – Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Effective: May 1, 2015

Agreed to and Accepted by:

PACIFIC SELECT FUND

BY:	/s/ Howard T. Hirakawa	BY:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

BY:	/s/ Adrian S. Griggs	BY:	/s/ Jane M. Guon
Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary